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EXHIBIT 10.30

AMENDED AND RESTATED PROMISSORY NOTE

$5,050,000.00	Date: December 30, 2002

        FOR VALUE RECEIVED, the undersigned KMG-BERNUTH, INC., a Delaware corporation (hereinafter referred to as "Borrower"), promises to pay to the order of SOUTHTRUST BANK, an Alabama banking corporation (hereinafter, together with any holder of this Note, the "Bank"), at its main office in the City of Birmingham, Alabama, or at such other address as the Bank may from time to time designate in writing, the principal sum of Five Million Fifty Thousand and No/100 Dollars ($5,050,000.00) or so much as may be advanced hereunder, together with interest thereon and other agreed charges as provided herein.

        I.    DEFINITIONS:

        As used in this Note, the term:

        (a)  "Business Day" shall mean a day of the year, other than Saturday or Sunday, on which dealings in United States dollars are carried on in the London interbank market and banks are open for business in London and banks (including SouthTrust Bank) in Birmingham, Alabama, and New York, New York are not required or authorized to close.

        (b)  "Collateral Documents" shall have the meaning attributed to said term in the Loan Agreement.

        (c)  "Default Rate" shall mean a variable per annum rate of interest equal to the lesser of (i) two percent (2%) in excess of the Interest Rate otherwise applicable hereunder, or (ii) the maximum rate allowed by applicable law.

        (d)  "Event of Default" shall have the meaning attributed to said term in Section VIII of this Note.

        (e)  "Guarantor" shall mean KMG Chemicals, Inc., a Texas corporation.

        (f)    "Guaranty" shall have the meaning attributed to said term in the Loan Agreement.

        (g)  "Interest Rate" shall mean the actual interest rate at which the outstanding principal amount bears interest from time to time during the term of this Note.

        (h)  "LIBOR Rate", as applicable to each respective LIBOR Rate Interest Period, shall mean a per annum rate of interest equal to the sum of (i) the quotient obtained (stated as an annual percentage rate rounded upward to the next higher 1/100th of 1%) by dividing (A) the thirty (30) day London Interbank Offered Rate ("LIBOR"), as determined by Bank from Telerate, as provided by the Dow Jones Telerate British Bankers Association (or such other source as Bank may select if such source is not available or if such a rate index is not available from Telerate), as of the LIBOR Rate Commencement Date of the applicable LIBOR Rate Interest Period, by (B) 1.00 minus any Reserve Requirement for the LIBOR Rate Interest Period (expressed as a decimal), plus (ii) one and 80/100 percent (1.80%). The LIBOR Rate shall be adjusted effective as of each LIBOR Rate Commencement Date.

        (i)    "LIBOR Rate Commencement Date" shall mean, in the case of the initial LIBOR Rate Interest Period, the date of this Note and, thereafter, each Payment Due Date, commencing January 20, 2003.

        (j)    "LIBOR Rate Interest Period" shall mean the actual period of time during which any applicable LIBOR Rate shall be in effect (i.e., the period commencing as of the applicable LIBOR Rate Commencement Date and ending on the calendar day immediately preceding the next following LIBOR Rate Commencement Date).

        (k)  "Loan" shall mean the loan from Bank to Borrower evidenced by this Note in a principal amount not to exceed $5,050,000.00.

        (l)    "Loan Agreement" shall mean that certain Term Loan Agreement between Borrower and Bank dated as of June 26, 1998, together with any and all extensions, revisions, modifications or amendments at any time made thereto.

        (m)  "Loan Documents" shall mean the Loan Agreement, this Note, the Guaranty, the Security Agreement, each of the other "Loan Documents" as defined in the Loan Agreement, and any other agreements, instruments or documents, now or hereafter evidencing, securing or otherwise relating to the Loan, together with any and all extensions, revisions, modifications or amendments heretofore, simultaneously herewith or hereafter made to any of the foregoing.

        (n)  "Maturity Date" shall mean December 20, 2007.

        (o)  "Payment Due Date" shall mean the twentieth (20th) day of each calendar month during the term of this Note, commencing January 20, 2003, and the Maturity Date.

        (p)  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

        (q)  "Reserve Requirement" with respect to a LIBOR Rate Interest Period shall mean the weighted average during the LIBOR Rate Interest Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during the LIBOR Rate Interest Period) which is imposed under Regulation D.

        (s)  "Security Agreement" shall mean, individually and collectively, each document or instrument heretofore or hereafter executed or delivered by Borrower in favor of Bank, granting Bank a security interest in collateral to secure Borrower's payment of any indebtedness owed to Bank or performance of any obligation owed to Bank, whether under this Note and the other Loan Documents in connection with the Loan, or otherwise, including, but not limited to, that certain Purchase Money Security Agreement dated as of June 26, 1998, and that certain Security Agreement dated as of August 1, 1996.

        Except as otherwise specifically defined in this Note, all capitalized words and phrases used in this Note shall be as defined in the Loan Agreement unless the context clearly requires to the contrary or except as may be otherwise indicated.

        II.    SECURITY; INCORPORATION BY REFERENCE OF OTHER DOCUMENTS:

        Proceeds of this Note will be advanced in accordance with the Loan Agreement. This Note is secured by each of the Loan Documents. The Loan Agreement and each of the Loan Documents, and all terms and conditions thereof, are hereby incorporated herein by this reference. This Note is guaranteed by the Guaranty of the Guarantor.

        III.    INTEREST ACCRUAL:

        (a)  During the entire term of this Note (unless interest shall be accruing at the Default Rate pursuant to the terms hereof), the outstanding principal amount shall bear interest at the applicable LIBOR Rate from time to time in effect for each respective LIBOR Rate Interest Period, and each time the LIBOR Rate shall change, the Interest Rate shall change contemporaneously with such change in the LIBOR Rate.

        (b)  Notwithstanding the fact that the Interest Rate pursuant to this Note shall be calculated based upon Bank's cost of funds in the Eurodollar market, Borrower agrees that Bank shall not be required actually to obtain funds from such source at any time.

        (c)  All interest payable hereunder shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

        (d)  Borrower and Bank may from time to time enter into an interest rate swap agreement, International Swaps and Derivatives Association, Inc. (ISDA) Master Agreement or other similar agreement or arrangement to hedge the risk of variable interest rate volatility or fluctuations of interest rates (any such agreement or arrangement as it may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time being herein referred to as an "Interest Rate Protection Agreement"). All fees, penalties and other amounts due from Borrower to Bank under any such Interest Rate Protection Agreement shall, for all purposes of this Note, be considered as obligations of the Borrower to the Bank under this Note, and, notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, all such fees, penalties and other amounts due from Borrower to Bank under any such Interest Rate Protection Agreement shall further be considered to be part of the indebtedness owing by Borrower to Bank hereunder and under each of the other Loan Documents and the repayment of which shall be secured by each of the Loan Documents which secure the Loan.

        IV.    PAYMENTS:

        (a)  On the first (1st) Payment Due Date following the date of this Note and on each successive Payment Due Date thereafter until the entire indebtedness evidenced by this Note is paid in full, Borrower shall pay to Bank all accrued and unpaid interest on the outstanding principal balance.

        (b)  In addition to the monthly interest payments due under paragraph (a) above, on the first (1st) Payment Due Date following the date of this Note and on each successive Payment Due Date thereafter until the entire indebtedness evidenced by this Note is paid in full, Borrower shall also pay to Bank monthly installments of principal in the amount of $42,083.00.

        (c)  On the Maturity Date, the Borrower shall pay to Bank the then outstanding principal balance, together with all accrued and unpaid interest thereon.

        (d)  In addition to the principal and interest payments described above and the indebtedness evidenced hereby, Borrower hereby agrees to pay to Bank, concurrently with the execution and delivery of this Note, a loan fee of $19,100.00.

        V.    APPLICATION OF PAYMENTS:

        All payments shall be applied first to the payment of any interest then due and payable, then to any principal then due and payable, and then to any late charges due from Borrower to Bank, and any balance shall be applied in further reduction of principal. The principal and interest shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment.

        VI.    PREPAYMENTS:

        During the entire term of this Note, Borrower shall have the right to prepay all or any part of the principal sum represented by this Note or the interest thereon at any time and from time to time without premium or penalty. All prepayments of principal will be applied to installments coming due hereunder in their inverse order of maturity, and no prepayment shall delay any monthly installment or other payment coming due. Amounts prepaid may not be reborrowed.

        VII.    LATE PAYMENTS:

        Borrower will pay to Bank a late charge equal to five percent (5%) of any payment not received by Bank within ten (10) days after the due date thereof. Collection or acceptance by Bank of such late charge shall not constitute a waiver of any remedies of Bank provided herein.

        VIII.    EVENTS OF DEFAULT; INTEREST ON DEFAULT; COLLECTION COSTS:

        (a)  The principal sum evidenced by this Note, together with accrued interest, shall become immediately due and payable at the option of the Bank upon the occurrence of any one or more of the following events (each of which events shall constitute an "Event of Default" hereunder): (i) any failure to pay any installment of principal or interest or any other amount due hereunder within ten (10) days of the date same comes due; or (ii) any "Event of Default" under the terms of the Loan Agreement and/or any of the other Loan Documents which is not cured within any applicable grace period set forth therein.

        (b)  Upon any Event of Default, in addition to any late charge which may be due as provided for hereinabove, Borrower agrees to pay interest to Bank at a rate equal to the Default Rate from time to time accruing on the aggregate indebtedness represented hereby, including accrued interest, until such aggregate indebtedness is paid in full. Borrower will also pay to Bank, in addition to the amount due, all costs of collecting, securing or attempting to collect or secure this Note, including without limitation, court costs and attorneys' fees, including attorneys' fees on any appeal by either Borrower or Bank.

        IX.    BORROWER'S WAIVERS:

        With respect to the amounts due pursuant to this Note, Borrower waives the following:

        (a)  All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof;

        (b)  Demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection, and all other requirements necessary to enforce this Note; and

        (c)  Any receipt for or acknowledgment of any collateral now or hereafter given or deposited as security for the obligations hereunder.

        X.    WAIVER OF JURY TRIAL:

        BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS NOTE, THE LOAN AGREEMENT, ANY OF THE COLLATERAL DOCUMENTS, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS NOTE, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALING WITH RESPECT TO THIS NOTE, THE LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT BANK MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER WITH BANK IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK, INCLUDING BANK'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF SUCH DISPUTE OR CONTROVERSY, SEEK TO ENFORCE THE PROVISIONS OF THIS SECTION, AND BORROWER ACKNOWLEDGES THAT BANK HAS, IN PART, BEEN INDUCED TO MAKE THE EXTENSION OF CREDIT EVIDENCED BY THIS NOTE IN RELIANCE ON THE PROVISIONS OF THIS SECTION.

        XI.    APPLICABLE LAW AND CONSENT TO JURISDICTION:

        This Note is being held by the Bank in the State of Alabama, and the validity, interpretation, enforcement and effect of this Note shall be governed by, and construed according to the laws of, the State of Alabama. By execution and delivery of this Note, Borrower expressly and irrevocably assents and submits to the personal jurisdiction of the state and federal courts presiding in and over Jefferson County, Alabama, in any legal action or proceeding arising under, out of, or in any manner relating to this Note or the extension of credit evidenced hereby, and acknowledges that the negotiation, execution and delivery of this Note constitute sufficient contacts with the State of Alabama for purposes of independently conferring such jurisdiction. The Borrower further agrees that the exclusive venue of any such legal action or proceeding arising out of or in any manner relating to this Note shall be in the state and/or federal courts presiding in and over Jefferson County, Alabama, unless the Bank shall, at its sole option, elect to bring or permit the maintenance of any such action in another venue, and the Borrower hereby waives any and all rights under any state or federal law to object to such venue on grounds of forum non conveniens or otherwise.

        XII.    NOTICES:

        All notices provided for herein shall be given personally, by mail, or by Federal Express or other similar national overnight courier, and addressed to the appropriate party at the following address, or such other single address as the party who is to receive such notice may designate in writing:

to Borrower:	KMG-Bernuth, Inc. 10611 Harwin, Suite 402 Houston, Texas 77036
to Bank:	SouthTrust Bank 420 North 20th Street (35203) P. O. Box 2554 Birmingham, Alabama 35290 ATTENTION: Middle Market Banking
with copy to:	Timothy D. Davis, Esq. Sirote & Permutt, P.C. 2311 Highland Avenue South (35205) P. O. Box 55727 Birmingham, Alabama 35255-5727

Notice by mail shall be by registered or certified mail. All fees or expenses of mail or overnight courier shall be paid by the sender. Notice shall be deemed received at the earlier of the time actually received or two (2) days following the time deposited when sent by mail or overnight courier in the manner aforesaid. Actual receipt of notice shall not be required to effect notice hereunder.

        XIII.    MISCELLANEOUS:

        (a)  In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event such payment is inadvertently paid by Borrower or inadvertently received by Bank, then such excess sum shall be credited as a payment of principal, unless Bank elects to have such excess sum refunded to Borrower forthwith, which refund Borrower hereby agrees to accept. It is the express intent hereof that Borrower not pay and Bank not receive, directly or indirectly, interest in excess of that which may be legally paid by Borrower under applicable law.

        (b)  Bank shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies under the Loan Documents, and no waiver of any kind shall be valid unless in writing and signed by Bank.

        (c)  All rights and remedies of Bank under the terms of this Note and the other Loan Documents and under applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently.

        (d)  Borrower agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein.

        (e)  This Note and the obligations of Borrower hereunder shall be binding upon and enforceable against Borrower and each Borrower's heirs, legal representatives, successors and assigns, and shall inure to the benefit of Bank and its successors and assigns, including any subsequent holder of this Note.

        (f)    All references herein to "Borrower" shall mean KMG-Bernuth, Inc., its successors and assigns.

        (g)  Any provisions of this Note which may be unenforceable or invalid under any applicable law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

        (h)  Bank may, at its option, release any collateral given to secure the indebtedness evidenced hereby or release Guarantor from the Guaranty, and no such release shall impair the obligations to Bank of Borrower under this Note and the other Loan Documents not expressly released by Bank.

        (i)    Section headings are inserted for convenience of reference only and shall be disregarded in the interpretation of this Note. The provisions of this Note shall be construed without regard to the party responsible for the drafting and preparation hereof.

        (j)    Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

        (k)  This Note may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this document to physically form one document.

        XIV.    AMENDED AND RESTATED NOTE:

        This Note constitutes an amendment to and a complete restatement in its entirety of that certain Promissory Note dated June 26, 1998, in the original principal amount of $6,000,000.00, as amended by that certain First Amendment to Term Note dated as of January 8, 2002 (as amended, the "Original Note"), given by Borrower to Bank, and is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction of such Original Note or any other obligation of Borrower owing to Bank at any time, but shall be only an amendment and restatement of existing obligations of Borrower to Bank. By Borrower's execution of this Note, and Bank's acceptance hereof, the parties agree that any and all references to a "note in the principal amount of $6,000,000.00", "Note", "Original Note", "Promissory Note", "thereunder", "thereof", "therein", or words of like import intending to refer to the promissory note evidencing the Loan in the Loan Agreement or any one or more of the other Loan Documents shall mean and be a reference to this Amended and Restated Promissory Note, as the same may hereafter be further amended or modified from time to time.

        XV.    GUARANTOR'S CONSENT AND AGREEMENT

        By executing this Note in the space provided hereinbelow, Guarantor expressly evidences its assent to all the terms set forth herein, and further acknowledges and agrees that the Guaranty remains in full force and effect and that the "Obligations" of the Guarantor as the "Guarantor" under the Guaranty shall include, without limitation, all obligations of the Borrower under the Note, as set forth herein.

SIGNATURES FOLLOW ON SEPARATE PAGES

IN WITNESS WHEREOF, Borrower has executed this instrument effective as of the day and year first above written.

"Borrower":
KMG-BERNUTH, INC.
By:	/s/ JOHN V. SOBCHAK
Name:	John V. Sobchak
Title:	Chief Financial Officer and Vice President

STATE OF TEXAS )
COUNTY OF HARRIS )

        I, the undersigned, a Notary Public in and for said County in said State, hereby certify that John V. Sobchak, whose name as Chief Financial Officer and Vice President of KMG-Bernuth, Inc., a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he executed the same voluntarily as such officer on behalf of said corporation as of the day the same bears date.

        Given under my hand and official seal, this the 27 day of December, 2002.

/s/ KATRINA GROCHOWSKI
(OFFICIAL SEAL)	Notary Public
My Commission Expires: 3/12/06

"Bank"
SOUTHTRUST BANK
By:	/s/ ALAN T. DRENNEN
Name:	Alan T. Drennen
Title:	Group Vice President

STATE OF                        )
COUNTY OF                        )

        I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Alan T. Drennen, whose name as Group Vice President of SouthTrust Bank is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he executed the same voluntarily as such officer on behalf of SouthTrust Bank, effective as of the day the same bears date.

        Given under my hand and official seal, this the    day of December, 2002.

(OFFICIAL SEAL)	Notary Public
My Commission Expires:

"Guarantor":
KMG CHEMICALS, INC.
By:	/s/ JOHN V. SOBCHAK
Name:	John V. Sobchak
Title:	Chief Financial Officer and Vice President

STATE OF                        )
COUNTY OF                        )

        I, the undersigned, a Notary Public in and for said County in said State, hereby certify that John V. Sobchak, whose name as Chief Financial Officer and Vice President of KMG Chemicals, Inc., a Texas corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he executed the same voluntarily as such officer on behalf of said corporation as of the day the same bears date.

        Given under my hand and official seal, this the    day of December, 2002.

(OFFICIAL SEAL)	Notary Public
My Commission Expires:

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EXHIBIT 10.30